Exhibit 4.3
Fiscal Agency Agreement
Dated January 4, 2006
KfW
as Issuer
and
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Fiscal Agent and Registrar
and
DEUTSCHE BANK AKTIENGESELLSCHAFT
as Exchange Rate Agent
in respect of the Issuer’s Medium-Term Notes
Due Nine Months or More from Date of Issue

     THIS AGREEMENT is made on January 4, 2006 BETWEEN:
     (1) KfW (the “Issuer”),
     (2) DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”); and
     (3) DEUTSCHE BANK AKTIENGESELLSCHAFT (“DB”).
     WHEREAS:
(A)	The Issuer intends to offer and sell from time to time medium-term notes due nine months or more from date of issue (the “Notes”).

(B)	The Issuer wishes to engage DBTCA as its fiscal agent and registrar in respect of its Notes.

(C)	The Issuer wishes to engage DB as its exchange rate agent of its Notes, if applicable.
     IT IS HEREBY AGREED as follows:
1. DEFINITIONS AND INTERPRETATION
     1.1 The following terms shall, unless the context otherwise requires, have the respective meanings indicated below:
     “Administrative Procedures” means the administrative procedures as agreed from time to time among the Issuer, the Dealers and the Fiscal Agent with respect to and used as guidance in preparing and executing the issuance and sale of the Notes.
     “Agents” means the Calculation Agent (if applicable), the Exchange Rate Agent (if applicable), the Determination Agent (if applicable), the Fiscal Agent and the Registrar appointed by the Issuer in accordance with this Agreement.
     “Calculation Agent” means DBTCA in its capacity as calculation agent in respect of the Notes or any other calculation agent appointed by the Issuer in accordance with this Agreement.
     “Conditions” means the terms and conditions applicable to a particular issue of Notes, forming part of the Global Certificate and substantially in the form set out in the attached form of Global Certificate.
     “Dealers” means the institutions that entered into or acceded to the Distribution Agreement with the Issuer and shall include any other institution that has entered into a Terms Agreement with the Issuer to act as dealer for the resale of Notes.

     “Distribution Agreement” means the agreement to be entered into between the Issuer and the Dealers on or about January 5, 2006 for the sale of Notes by the Issuer to one ore more Dealers as principal for the resale to investors and other purchasers in the United States of America.
     “DTC” means The Depositary Trust Company, or any successor thereto.
     “Exchange Rate Agent” means DB in its capacity as exchange rate agent in respect of the Notes or any other exchange rate agent that the Issuer may appoint in accordance with this Agreement.
     “Fiscal Agent” means DBTCA in its capacity as fiscal agent in respect of the Notes or any other fiscal agent that the Issuer may appoint in accordance with this Agreement.
     “Frankfurt Business Day” means any day other than a Saturday, Sunday or legal holiday in Frankfurt am Main, or a day on which commercial banks are authorized or required by law, regulation, or executive order to close in Frankfurt am Main.
     “Global Certificate” means one or more global certificates representing a particular issue of Notes, substantially in the form set out in Schedule 1 (in respect of fixed rate notes) and in Schedule 2 (in respect of floating rate notes) attached hereto, with the Conditions attached to and forming part of the Global Certificate.
     “Holder” means each actual purchaser having an ownership interest in the Notes represented by the Global Certificate as recorded in the systems of DTC or its participants.
     “New York Business Day” means any day other than a Saturday, Sunday or legal holiday in The City of New York, or a day on which commercial banks are authorized or required by law, regulation, or executive order to close in The City of New York.
     “Registered Holder” means Cede & Co. as nominee of DTC, or any successor nominee of DTC, shown as the registered holder of the Global Certificate in the register maintained by the Registrar.
     “Registrar” means DBTCA in its capacity as registrar for the Notes or any other registrar that the Issuer may appoint in accordance with this Agreement.
     “Relevant Dealer(s)” means any Dealer(s) that has (have) entered into a Terms Agreement with the Issuer for the purchase of Notes for resale in accordance with the Distribution Agreement.
     “Specific Terms” means the specific terms applicable to a particular issue of Notes, forming part of the Global Certificate and substantially in the form set out in the attached form of Global Certificate.

     “Terms Agreement” means an agreement entered into from time to time between the Issuer and any Relevant Dealer(s) for the purchase of a particular issue of Notes by the Relevant Dealer(s) for resale in accordance with the Distribution Agreement.
     1.2 Terms not defined in this Agreement shall have the same meanings as in the form of Global Certificate. Any reference herein to “Frankfurt” shall be a reference to Frankfurt am Main, Federal Republic of Germany and any reference herein to “New York” shall be a reference to The City of New York in the State of New York, United States of America.
     1.3 All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof, if applicable.
     1.4 All references in this Agreement to principal and/or interest or both in respect of a particular issue of Notes or to any moneys payable by the Issuer under this Agreement shall have the meaning set out in the Global Certificate for such issue.
     1.5 All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Distribution Agreement, the Administrative Procedures and the Global Certificate) shall be construed as a reference to that agreement, instrument or document as the same may be amended, varied or supplemented from time to time.
2. APPOINTMENT OF THE FISCAL AGENT AND REGISTRAR
     2.1 The Issuer hereby appoints DBTCA to act as Fiscal Agent and Registrar in respect of the Notes.
     2.2 DBTCA hereby accepts its appointment, and agrees to act in such capacity, on the terms and conditions set out in this Agreement and the Global Certificate of the relevant Notes as well as in accordance with the Administrative Procedures.
3. THE NOTES
     3.1 The Notes will be issued in fully registered form without coupons and represented by one or more Global Certificates. The Conditions shall be attached to each Global Certificate. Each Global Certificate shall be signed manually by two authorized representatives of the Issuer, dated the Original Issue Date, and be authenticated manually by or on behalf of the Fiscal Agent.
     3.2 The parties expect that the Global Certificate will be substantially in the form set forth in Schedule 1 or 2 hereto, as the case may be.

4. ISSUANCE OF NOTES
     4.1 Upon the conclusion of any Terms Agreement, the Issuer shall, as soon as practicable, but not later than 11.00 a.m. (New York time) on the second New York Business Day prior to the proposed Original Issue Date of the respective Notes:
     4.1.1 confirm to the Fiscal Agent by email, fax or any other electronic information system agreed between the Fiscal Agent and the Issuer all such information as the Fiscal Agent may reasonably require to carry out its functions under this Agreement and such details as are necessary to enable it to authenticate and deliver the Global Certificate;
     4.1.2 deliver to the Fiscal Agent a copy of the Terms Agreement, duly executed on behalf of the Issuer;
     4.1.3 (if no standard payment instructions have been given to the Fiscal Agent or if they do not apply to the settlement of the relevant issuance) designate by fax the account of the Issuer to which payment of the proceeds of issue should be made; and
     4.1.4 deliver to the Fiscal Agent the completed Global Certificate (in unauthenticated form but executed on behalf of the Issuer) in relation to a specific issuance.
     4.2 The Fiscal Agent shall assign in respect of each issuance the CUSIP number, and shall inform the Issuer thereof.
     4.3 The Fiscal Agent shall hold in safe custody all unauthenticated Global Certificates delivered to it in accordance with this Clause 4 and shall ensure that the same are authenticated and delivered only in accordance with the terms hereof and, if applicable, the relevant Global Certificate.
     4.4 The Fiscal Agent is authorized by the Issuer to authenticate such Global Certificate as may be required to be authenticated hereunder by the signature of any person duly authorized for such purpose by the Fiscal Agent.
     4.5 On or before 10.00 a.m. (New York time) on the last New York Business Day prior to the Original Issue Date in relation to a specific issuance, the Fiscal Agent shall authenticate the relevant Global Certificate. The Fiscal Agent shall instruct DTC in accordance with DTC’s settlement procedures to credit the Notes represented by the Global Certificate to the Fiscal Agent’s participation account and to hold each such Note to the order of the Issuer. The Fiscal Agent shall instruct DTC (i) to debit the Notes to the Fiscal Agent’s participation account and credit the Notes to the participation account of the Relevant Dealer and (ii) to debit the settlement account of the Relevant Dealer and credit the settlement account of the Fiscal Agent, in an amount equal to the net proceeds of such Notes. By giving such instruction the Fiscal Agent shall be deemed to confirm to DTC that (i) the Global Certificate representing such Note has been issued and authenticated and (ii) the Fiscal Agent is holding such Global Certificate as custodian for DTC pursuant to the relevant agreement with DTC.
     4.6 Upon receipt, the Fiscal Agent will pay the Issuer, by wire transfer of immediately available funds to the account notified in accordance with Clause 4.1.3 above, the amount transferred to the Fiscal Agent in accordance with Clause 4.5.
     4.7 If on the relevant Original Issue Date the Fiscal Agent does not receive the full proceeds of issue in respect of any Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Fiscal Agent’s distribution account with DTC after such Original Issue Date, the Fiscal Agent shall:
     4.7.1 continue to hold the Defaulted Note to the order of the Issuer;
     4.7.2 notify the Issuer and the Relevant Dealer forthwith of the non-receipt of the proceeds of issue in respect of the Defaulted Note; and, subsequently,
     4.7.3 notify the Issuer and the Relevant Dealer forthwith upon receipt of the full proceeds of issue in respect of such Defaulted Note.
5. PAYMENTS
     5.1 In order to provide for the payment in U.S. dollars of the principal of, and interest on, the Notes, as such payment shall become due and payable, the Issuer shall pay to the Fiscal Agent the amount in U.S. dollars of interest on, or principal of, all the Notes outstanding or maturing on such due date in same day funds by 10.00 a.m. in New York on each payment date to such account at such bank in New York as the Fiscal Agent may specify. In order to provide for the payment in a Specified Currency other than U.S. dollars of the principal of, and interest on, the Notes, as such payment shall become due and payable, the Issuer shall pay to the Fiscal Agent the amount in such Specified Currency of interest on, or principal of, all the Notes outstanding or maturing on such due date in same day funds by 10.00 a.m. or such other time as may be specified by the Fiscal Agent for such Notes with three Frankfurt and New York Business Days prior notice to the Issuer in the Principal Financial Centre of the Specified Currency on each payment date to such account at such bank in the Principal Financial Centre of the Specified Currency as the Fiscal Agent may specify.
     5.2 The Fiscal Agent shall give payment instructions by facsimile or authenticated SWIFT message to the Issuer not later than five New York Business Days prior to each payment date stating the amount of principal and/or interest payable by the Issuer on the payment date and the account and bank to which payment is to be made, provided that if the date on which the interest for the relevant period is determined falls on a date later than the date required for the notice to be given under this sentence, such notice may be given on the date on which such determination is made.
     5.3 Out of the sums paid to the Fiscal Agent in respect of interest and principal on the Notes, the Fiscal Agent shall make payment to, or to the order of, the Registered Holder (except as provided under Clause 5.4 below) in accordance with the Conditions and the Administrative Procedures.
     5.4 In case of any payment to be made by the Fiscal Agent in other currencies than U.S. dollars, the Fiscal Agent shall make such payment to the account(s) and in an amount as specified by DTC to the Fiscal Agent prior to 5:00 p.m. New York time on the fifth New York Business Day following the relevant Record Date in the case of interest and prior to 5:00 p.m. New York time on the eighth New York Business Day prior to the payment date for the payment of principal.
     5.5 If for any reason (other than negligence or willful misconduct on the part of the Fiscal Agent or its officers, employees or agents) the Fiscal Agent does not, by the time specified in Clause 5.1, receive unconditionally the full amount payable by the Issuer on the relevant payment date in respect of all outstanding Notes of any particular issue of Notes, the Fiscal Agent shall forthwith notify the Issuer and shall not be bound to make any payment of principal or interest in respect of such Notes until it has received to its order the full amount of the moneys then due and payable in respect of all the outstanding Notes.
     5.6 Without prejudice to the obligations of the Issuer to make payments in accordance with the provisions of Clause 5.1, if payment of the appropriate amount shall be made by or on behalf of the Issuer later than the time specified in Clause 5.1, but otherwise in accordance with the provisions thereof, the Fiscal Agent shall forthwith give notice to DTC that it has received such amount. Promptly after the receipt of the appropriate amount the Fiscal Agent shall make or cause to be made payments as provided in Clause 5.3.
     5.7 If the Issuer should default in the payment of principal under any issue of Notes, the Fiscal Agent agrees, upon consultation with the Issuer, to calculate the default rate of interest, from time to time applicable, referred to in the interest provisions of the Conditions with respect to such Notes.
     5.8 If for any reason the Fiscal Agent considers in its sole discretion (exercised in good faith) that the amounts to be received by the Fiscal Agent pursuant to Clause 5.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Fiscal Agent shall promptly notify the Issuer thereof. The Fiscal Agent shall not be obliged to pay any such claims until it has received the full amount of all such payments.

5.9 In respect of moneys paid to it relating to any issue of Notes, the Fiscal Agent
     5.9.1 shall not be entitled to exercise any lien, right of set-off or similar claim, and
     5.9.2 shall not be liable for interest thereon.
     5.10 All payments by the Fiscal Agent hereunder shall be made without the Fiscal Agent charging any commission, fee or cost to DTC or to any Holder, except as expressly provided for in the payment provisions of the Conditions.
     5.11 The Fiscal Agent shall make available to the Issuer, free of charge, the reporting tool “Global program reporting on the web” that allows the Issuer to track at any time the total principal amount of outstanding Notes. If such reporting tool is not available to the Issuer, the Fiscal Agent will, upon request of the Issuer, deliver to the Issuer a written statement indicating the total principal amount of outstanding Notes as of the close of business at the end of a month so requested.
6. EARLY REDEMPTION AND REPAYMENT OF NOTES
     6.1 If the Issuer decides to redeem any outstanding Notes prior to their Maturity Date in accordance with the Conditions, it shall give notice of such decision to the Fiscal Agent not later than 10.00 a.m. in New York on the fifth New York Business Day immediately preceding the date on which DTC shall receive notice of such redemption in accordance with the Conditions. The Fiscal Agent shall deliver to DTC such notice not later than three New York Business Days immediately preceding such date.
     6.2 The Fiscal Agent shall, upon receipt of any repayment notice by the Registered Holder of the Global Certificate the conditions of which provide for repayment at the option of the Holders, notify forthwith the Fiscal Agent and the Issuer thereof. The Fiscal Agent shall, upon payment by the Issuer of the applicable Repayment Price, together with accrued interest to the applicable Repayment Date, cancel the Notes in accordance with Clause 7.
7. CANCELLATION OF NOTES
     7.1 Promptly upon the Issuer’s written request, the Fiscal Agent shall take all measures necessary to cancel any Notes which the Issuer has repurchased or whose maturity has been accelerated pursuant to the Conditions. The Fiscal Agent shall cause any such Notes represented by a Global Certificate to be cancelled in accordance with the procedures established for that purpose by DTC, resulting in a reduction in the aggregate amount of Notes represented by such Global Certificate by the aggregate amount of Notes so cancelled.
     7.2 On the same day such cancellation is effected, the Fiscal Agent shall instruct the Registrar to record such cancellation of Notes on the Register in such a way that the aggregate amount of Notes cancelled at any time together with the aggregate principal amount of Notes then outstanding and represented by the Global Certificate shall equal the aggregate principal amount of Notes originally issued by the Issuer.
     7.3 The Fiscal Agent shall furnish the Issuer within ten Frankfurt Business Days from the date of such cancellation with a certificate of cancellation signed by an authorized officer confirming cancellation of such Notes and the corresponding reduction of the relevant Global Certificate.

8.	MISCELLANEOUS DUTIES OF THE ISSUER, REGISTRAR AND THE FISCAL AGENT
     8.1 If the Issuer is, in respect of any payment, required to withhold or deduct any amount for or on account of taxes or duties of whatever nature as specifically contemplated under the Conditions, the Issuer shall give notice thereof to the Fiscal Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Fiscal Agent such information as it shall require to enable it to comply with such requirement.
     8.2 The Registrar shall maintain the Register pertaining to the Notes in New York. The Register shall show the aggregate amount of Notes represented by each Global Certificate at the date of issue and all subsequent transfers and exchanges involving a change in such amounts and the name of the Registered Holder.
     8.3 The Registrar shall at all reasonable times and at the written request during office hours make the Register available to the Issuer and the Fiscal Agent or any person authorized by either of them for inspections and for the taking of copies thereof or extracts therefrom, and the Registrar shall deliver to such persons information contained in the Register or relating to the Notes as they may reasonably request.
     8.4 On behalf and at the request and expense of the Issuer, the Fiscal Agent shall give any notices to DTC required to be given by the Issuer in accordance with the Conditions.
9. APPOINTMENT AND DUTIES OF THE EXCHANGE RATE AGENT
     9.1 DB shall act as Exchange Rate Agent in respect of a specific issuance of Notes unless another institution is appointed as Exchange Rate Agent in respect of such issuance in accordance with the Specific Terms. If DB shall act as Exchange Rate Agent, such fact will be indicated in the Specific Terms. In such case the Issuer will notify DB by forwarding the applicable Specific Terms in a timely manner after the relevant Original Issue Date. Furthermore, the Fiscal Agent shall inform the Exchange Rate Agent in a timely manner before any date on which a conversion is required to be made, taking into consideration the relevant Specific Terms and Conditions.
     9.2 The Exchange Rate Agent shall in respect of each issuance of Notes in relation to which it is appointed perform such determinations as specified in the Conditions.
10. APPOINTMENT AND DUTIES OF THE CALCULATION AGENT
     10.1 The Fiscal Agent shall act as Calculation Agent in respect of a specific issuance of Notes unless another institution is appointed as Calculation Agent in respect of such issuance in accordance with the Specific Terms. If the Fiscal Agent shall act as Calculation Agent, such fact will be indicated in the Specific Terms. In such case the Issuer will notify the Fiscal Agent by forwarding the applicable Specific Terms in a timely manner before the first date on which the Calculation Agent is required to make any calculation or determination.
     10.2 Subject to Clause 10.4, the Calculation Agent shall in respect of each issuance of Notes in relation to which it is appointed as such:
     10.2.1 obtain such quotes and rates and/or make such determinations, calculations, adjustments and notifications as may be required to be made by it as specified in the Conditions and the Administrative Procedures; and
     10.2.2 maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times during normal business hours by the Issuer and the Fiscal Agent.
     10.3 If the Fiscal Agent is unable for any reason to perform the duties specified in Clause 10.2.1 above, it shall forthwith notify the Issuer of such fact.
     10.4 If the Issuer has appointed a Determination Agent in the Specific Terms relating to floating rate notes with respect to which the Calculation Agent is appointed, the determinations made by such Determination Agent in respect of the bases (such as interest rates, conversion rates, prices, indices or otherwise) for the calculations to be made by such Determination Agent communicated by the Determination Agent to the Calculation Agent shall be binding on the Calculation Agent.

11. CONDITIONS OF APPOINTMENT
     11.1 The obligations of the Agents hereunder shall be several, and not joint.
     11.2 The Issuer will pay to the Agents a remuneration for all services rendered by the Agents in connection with the Notes and reimburse the Agents for the expenses incurred in connection with their appointment or the exercise of their powers and duties hereunder.
     11.3 The parties to this Agreement agree that, at the request of the relevant Agent, the fees and expenses may be reviewed from time to time in accordance with such Agent’s then current fee levels. In addition, each Agent reserves the right to charge the Issuer additional fees and expenses in respect of the performance by such Agent of any additional services requested by the Issuer and not provided for in this Agreement.
     11.4 The Issuer will indemnify and hold harmless each of the Agents against any loss, liability, expense (including legal fees) or claim which it may incur or which may be made against it arising out of or in connection with its appointment or the exercise of its power and duties hereunder, except such as may result from such Agent’s own negligence or willful misconduct or that of its officers, employees or agents.
     11.5 Each Agent will indemnify and hold harmless the Issuer against any loss, liability, expense (including legal fees) or claim which the Issuer may incur or which may be made against it resulting from the negligence or willful misconduct on the part of such Agent (or such Agent’s officers, employees or agents) and arising out of or in connection with such Agent’s duties hereunder.
     11.6 The indemnity provisions under Clauses 11.4 and 11.5 shall survive the termination or expiry of this Agreement.
     11.7 Any Agent may consult with legal and other professional advisers selected in good faith and satisfactory to it, and the legal or other professional opinion of such advisers, as the case may be, shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with such opinion.
     11.8 Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction or communication from the Issuer or any document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties, except as may result from its own negligence or willful misconduct or that of its officers, employees or agents.
     11.9 In acting hereunder and in connection with the Notes, the Agents do not assume any relationship of agency or trust for the Registered Holder or the Holders, and shall not have any obligation towards them; except that all funds held by the Fiscal Agent for payment of principal of or interest on the Notes shall be held exclusively for the benefit of and for payment (i) if in U.S. dollars to, or to the order of, the Registered Holder, or (ii) if in a currency other than U.S. dollars, to the accounts specified by DTC, but need not be segregated from other funds, except as required by law and as set forth herein and in the Conditions, and shall be applied as set forth herein and in the Conditions.
     11.10 Nothing herein shall be deemed to require any Agent to advance its own funds in the performance of its duties hereunder.
12. CHANGES IN AGENTS
     12.1 Any Agent in its capacity as such may be removed at any time by the giving to it of at least 30 days’ written notice to that effect signed on behalf of the Issuer specifying the date on which such removal shall become effective. Any Agent may at any time resign by giving at least 90 days’ written notice (unless the Issuer agrees to accept less notice) to that effect to the Issuer specifying the date on which such resignation shall become effective. Notwithstanding the foregoing, no such resignation or removal shall take effect within 30 days before or after any payment date and, in the case of the resignation or removal of any Agent, as the case may be, shall not take effect until a successor Agent has been appointed by the Issuer as hereinafter provided, and such successor Agent has accepted such appointment. Any change in any Agent shall be notified by the Issuer to the other Agents. The Issuer agrees with each Agent that if by the day falling 10 days before the expiry of any notice, the Issuer has not appointed a successor Agent, the relevant Agent shall be entitled on behalf of the Issuer to appoint as a successor Agent in its place a reputable financial institution.
     12.2 Upon its resignation or removal taking effect, the Fiscal Agent shall hold all moneys deposited with or held by it hereunder in respect of the Notes to the order of the successor Fiscal Agent, but shall have no other duties or responsibilities hereunder and shall be entitled to the payment by the Issuer of its remuneration for services rendered hereunder and to the reimbursement of its expenses incurred up to its resignation or removal taking effect in accordance with the terms of Clause 12.1.
     12.3 In case at any time any Agent shall resign or shall be removed, the successor Agent may be appointed by the Issuer by an instrument in writing given to the successor Agent. Upon the appointment of such successor Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be an Agent hereunder.
     12.4 Any successor Agent appointed hereunder shall execute and deliver to the Issuer an instrument accepting such appointment and, without any further act, deed or conveyance, it shall become vested with all the authorities, rights, powers, immunities, duties and obligations of its predecessor with like effect as if originally named as Agent in accordance with this Agreement, and such predecessor Agent, if any, upon payment by the Issuer of any amounts due and payable to such Agent pursuant to this Agreement, shall thereupon become obliged to deliver and pay over to any such successor Agent, and any such successor Agent shall be entitled to receive, all moneys, documents and records held by it hereunder. On the termination of its appointment an Agent shall pass all records and documents held by it pursuant to this Agreement to the respective successor Agent.
     12.5 Each Agent shall give not less than 30 days’ notice to the Issuer of any proposed change in its specified office.
     12.6 The Issuer shall ensure that prompt notice of any such proposed appointment, termination, resignation or change of specified office is given to DTC for communication by DTC and its participants to the Holders in accordance with the Conditions.
13. NOTICES
     13.1 Unless hereunder otherwise specifically provided, any order, notice, request, direction or other communication from the Issuer made or given in relation to the Notes under any provision of this Agreement shall be in writing and signed by two duly authorized officers of the Issuer, and delivered to the Agent(s) by mail, facsimile, or by hand.
     13.2 Notices shall be addressed to the relevant party hereto as follows:
(a) If to the Issuer:
KfW
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Federal Republic of Germany
Telefax:       0049 69 7431 4324
Attention:   Bereich FM
(b) If to the Fiscal Agent:
Deutsche Bank Trust Company Americas
60 Wall Street
MS NYC60-2515
New York, NY 10005
Telefax:       001 732-578-4635
Attention:   Trust and Security Services

(c) If to the Exchange Rate Agent:
Deutsche Bank Aktiengesellschaft
Grosse Gallusstraße 10 – 14
60272 Frankfurt/Main
Telefax:       0049 69 910 38672
Attention:   Trust & Security Services
or at any other address of which any of the foregoing shall have notified the others in accordance with Clause 12.5 and this Clause 13.2.
14. MISCELLANEOUS
     14.1 Amendments to this Agreement, including this Clause 14.1, shall only be made in writing.
     14.2 Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in full force and effect. Any invalid provision shall be deemed to be replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.
     14.3 This Agreement shall in all respects be governed by and construed in accordance with the laws of the Federal Republic of Germany without regard to conflict of laws principles.
     14.4 Any action or other legal proceedings arising out of or in connection with this Agreement shall be brought exclusively in the district court (Landgericht) in Frankfurt am Main, Germany.
     14.5 This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

     This Agreement has been entered into on the date stated at the beginning.

KfW
/s/ Horst Seissinger	/s/ Wolf-Ingo Gobin

DEUTSCHE BANK TRUST COMPANY AMERICAS
/s/ Annie Jaghatspanyan

DEUTSCHE BANK AKTIENGESELLSCHAFT
/s/ Vivien Wichmann	/s/ Keith Barclay

SCHEDULE 1
Form of Global Certificate (Fixed Rate Notes)
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, AND IS WITHOUT ANY LEGAL EFFECT.
CUSIP NO. _______
KfW
MEDIUM-TERM NOTES
(Fixed Rate)
Global Registered Certificate
Representing a principal amount of
[Specify the Aggregate Principal Amount, Interest Rate and Maturity Date]
issued by KfW (the “Issuer”)
GENERAL
     This Global Certificate represents [●] notes in the principal amount of [●] each (the “Notes”).
     This Global Certificate has been issued by the Issuer as a registered global certificate to Cede & Co., as nominee of DTC, and has been deposited in the DTC depositary and clearing system in order to permit delivery and transfer of Notes within that system in book-entry form without physical delivery of definitive certificates. DTC and its successor, if any, as depositary for this Global Certificate shall herein also be referred to as the “Depositary.”
     The Notes represented by this Global Certificate shall be evidenced by the records of the Depositary, which in turn shall be based on the register (the “Register”) maintained by Deutsche Bank Trust Company Americas, a New York banking corporation, or any successor in such capacity appointed by the Issuer, acting as registrar (the “Registrar”) on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depositary, the Register prevails, except in the case of manifest error.
     The Issuer hereby undertakes to pay to or to the order of Cede & Co., or its registered assigns, on the maturity date of the Notes the principal sum of the Notes represented hereby and to pay interest on the principal sum of the Notes represented hereby, all in accordance with the specific terms of the Notes set out below (the “Specific Terms”) and the general terms and conditions of the Notes attached hereto (the “Conditions”). The Conditions form part of this Global Certificate.
     This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar. The Global Certificate will not be exchangeable for definitive certificates representing individual notes unless DTC is unable or unwilling to continue providing its services and a successor securities depositary is not obtained.
     This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Fiscal Agent appointed by the Issuer in accordance with the fiscal agency agreement entered into by the Issuer, Deutsche Bank Trust Company Americas (the “Fiscal Agent”) and Deutsche Bank Aktiengesellschaft on January 4, 2006, as amended from time to time (the “Fiscal Agency Agreement”).

SPECIFIC TERMS
     The following terms apply to the Notes represented by this Global Certificate as and to the extent shown below:

Aggregate Principal Amount:	Interest Rate: % per annum
Original Issue Date:	Maturity Date:
Interest Commencement Date:	Final Redemption Price:

Payments:
     First Interest Payment Date:
     Interest Payment Date(s):
Redemption:     ☐ Yes                      ☐ No
     Redemption Commencement Date (as provided in §7(3) of the Conditions):
     Redemption Date(s) (as provided in §7(2) of the Conditions):
     Minimum Redemption Notice Period:
     Redemption Price (expressed as a percentage of the Aggregate Principal Amount to be redeemed):
Repayment:     ☐ Yes                     ☐ No
     Repayment Date(s):
     Minimum Repayment Notice Period:
     Repayment Price (expressed as a percentage of the Aggregate Principal Amount to be repaid):
Specified Currency: U.S. dollars for all payments unless otherwise specified below:
     Payments of principal and any premium:
     Payments of interest:
     Authorized Denomination:
     Exchange Rate Agent:
Original Issue Discount Note (“OID”):     ☐ Yes                     ☐ No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Other Terms of Notes:

     Terms left blank or marked “N/A,” “No,” “None” or in a similar manner do not apply to the Note except as may otherwise be specified.
Frankfurt am Main, Federal Republic of Germany                     , 200

KfW

Authentication signature for and on behalf of
Deutsche Bank Trust Company Americas
as Fiscal Agent

TERMS AND CONDITIONS OF THE NOTES
     Capitalized terms used but not defined in these Terms and Conditions (the “Conditions”) shall have the same meaning as set out under “General” and “Specific Terms” in the Global Certificate. In the event of any inconsistency between the Specific Terms and the Conditions, the Specific Terms shall prevail.
§ 1
Form
     The Notes shall only be issued in book-entry form represented by one or more fully registered Global Certificates without coupons. Cede & Co. as nominee of DTC, or any successor nominee of DTC, shall be the registered holder of the Notes (the “Registered Holder”). Each actual purchaser having an ownership interest in the Notes represented by the Global Certificate(s) as recorded in the systems of DTC or its participants is referred to as a “Holder.” The Notes may be transferred only through DTC or its participants.
§ 2
Status
     The Notes constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, but subject to any applicable mandatory statutory exceptions.
§ 3
Interest
     Each Note bears interest from the Interest Commencement Date at the rate per annum equal to the Interest Rate until the principal thereof is paid.
     Interest shall accrue from and including the Interest Commencement Date, if no interest has yet been paid, or the immediately preceding Interest Payment Date on which interest was paid. Interest shall accrue until, but excluding, the applicable Interest Payment Date or the Maturity Date (or any other day on which the Notes become due for redemption or repayment), as the case may be. If it is necessary to compute interest for a period other than a full calendar year, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     Interest shall be payable in arrears on each Interest Payment Date and on the Maturity Date (or any other day on which the Notes become due for redemption or repayment). The first interest payment shall be made on the First Interest Payment Date.
     Should the Issuer fail to redeem any Note on its due date, interest on the Note shall continue to accrue (subject to the provisions of § 5 regarding payments due on a day other than a Business Day) beyond the due date until actual redemption of the Note at the default rate of interest established by law.
§ 4
Maturity
     Subject to the provisions of §§ 7, 8, and 11, the Notes shall be redeemed at the Final Redemption Price on the Maturity Date, unless stated otherwise in the Specific Terms.
§ 5
Payment
     Currency of payment. The Issuer will make payments of all amounts payable on the Notes in U.S. dollars unless the Specified Currency is a currency other than U.S. dollars and the Holder elects (in the manner described below) to receive payments in such Specified Currency.
     Any Holder may elect to receive payment of principal and interest with respect to the Notes in the Specified Currency by causing DTC, through the relevant DTC participant, to notify the Fiscal Agent by the time specified below of (i) such Holder’s election to receive all or a portion of such payment in the Specified Currency and (ii) wire transfer instructions to a specified currency account (the “Specified Currency Account”). Such election in respect of any payment shall be made by the Holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable. The Fiscal Agent must receive DTC’s notification of such election, wire transfer instructions, and the amount payable in the Specified Currency prior to 5:00 p.m. New York time on the fifth New York Business Day following the relevant Record Date in the case of interest and prior to 5:00 p.m. New York time on the eighth New York Business Day prior to the payment date for the payment of principal.
     Absent such election, the Exchange Rate Agent will convert the aggregate amount payable in U.S. dollars (the “Conversion Amount”) into U.S. dollars. All costs of any such conversion shall be deducted from such payments. Any such conversion shall be based on the bid quotation of the Exchange Rate Agent, at or prior to 11:00 a.m. New York time, on the second Conversion Business Day (as defined below) preceding the relevant payment date, for the purchase by the Exchange Rate Agent of the Conversion Amount with U.S. dollars for settlement on such payment date. “Conversion Business Day” means a day which is a New York Business Day and a Frankfurt Business Day (as defined in the section below entitled “Business Day”). If such bid quotation is not available, the Exchange Rate Agent shall obtain a bid quotation from a leading foreign exchange bank in The City of New York selected by the Exchange Rate Agent for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the Conversion Amount will be made in the Specified Currency to the account or accounts specified by DTC to the Fiscal Agent. Until such account or accounts are so specified, the funds still held by the Fiscal Agent shall bear interest at the rate of interest quoted by the Fiscal Agent for deposits with it on an overnight basis, to the extent that the Fiscal Agent is reasonably able to reinvest such funds.
     If the Issuer determines that any amount payable on a relevant payment date in a Specified Currency other than U.S. dollars is not available to it in freely negotiable and convertible funds for reasons beyond its control or that such Specified Currency (or any successor currency to it provided for by law) is no longer used for the settlement of international financial transactions, the Issuer may fulfill its payment obligations by making such payment in U.S. dollars on, or as soon as reasonably practicable after, the respective payment date on the basis of the Applicable Exchange Rate. No further interest or any other payment shall be due as a result thereof. The “Applicable Exchange Rate” for a Specified Currency other than U.S. dollars means (i) if available, the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency on the second Business Day prior to the particular payment as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York or, (ii) if such rate is not available, the foreign exchange rate for the Specified Currency as determined by the Issuer in its equitable discretion.
     Manner of payment. The Issuer will make payments of any amount payable on the Notes through the Fiscal Agent by wire transfer of immediately available funds.
     Payments in U.S. dollars shall be made by the Fiscal Agent on the relevant payment date to, or to the order of, the Registered Holder as of the Record Date (as defined below). Such funds will be distributed through the relevant DTC participants to the Holders as of the Record Date. The “Record Date” shall be the fifteenth calendar day immediately preceding the relevant payment date.
     If a Holder elects payment in a Specified Currency other than U.S. dollars as set out above, payments in such Specified Currency shall be made by the Fiscal Agent on the relevant payment date to the Specified Currency Account.
     Payments made by the Issuer to, or to the order of, the Registered Holder (or, if applicable, to the Specified Currency Account) shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid. Neither the Issuer nor the Fiscal Agent will have any responsibility or liability for any aspect of the records of any DTC participant relating to or payments made by any DTC participant to a Holder or for maintaining, supervising, or reviewing any such records.
     Payments of principal (except in the case of partial redemption or partial repayment pursuant to §§ 7, 8, and 11) shall be made upon surrender of the Global Certificates(s) to the Fiscal Agent. The Fiscal Agent shall maintain records of payments of principal and interest made in respect of the Notes.

7

     Account designation. The Registered Holder shall designate the account for wire transfer by transmitting the appropriate information to the Fiscal Agent by mail, hand delivery, fax, or in any other manner approved by the Fiscal Agent. Unless revoked, any such account designation made with respect to the Notes by the Registered Holder will remain in effect with respect to any further payments. Holders must make account designations in accordance with the procedures of DTC and the relevant DTC participant.
     Payments due on a Business Day. Unless otherwise determined in the Specific Terms, if any amount payable on the Notes is due on a day (a “Specified Day”) that is not a Business Day, such amount will not be paid or made available for payment until the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day, and no further interest shall be paid in respect of the delay of such payment.
     Business Day. Unless otherwise designated in the Specific Terms, a “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (such day also being referred to as a “New York Business Day”); provided, however, that:
     (i) with respect to Notes with a Specified Currency that is euros, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System, or any successor system, is open; and
     (ii) with respect to Notes with a Specified Currency other than U.S. dollars or euros, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency.
“Principal Financial Center” means, as applicable: the capital city of the country issuing the Specified Currency; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, euros, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.
     A “Frankfurt Business Day” is any day other than a Saturday, Sunday, legal holiday in Frankfurt am Main, or a day on which commercial banks are authorized or required by law, regulation, or executive order to close in Frankfurt am Main.
     U.S. dollars. References to U.S. dollars or $ shall mean, as of any time, the coin or currency that is then lawful currency in the United States of America.
     Euros. References to the euro or € shall mean, as of any time, the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union and the Treaty of Amsterdam, and as further amended from time to time.

8

     Other currencies. References to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then lawful currency in the country issuing such currency on the Original Issue Date.
§ 6
The Agents
     The Issuer has initially appointed Deutsche Bank Trust Company Americas as the Fiscal Agent and Registrar pursuant to the Fiscal Agency Agreement. If the principal of or interest on the Notes is payable in a Specified Currency other than U.S. dollars, the Issuer has initially appointed the institution named in the Specific Terms as Exchange Rate Agent to act as such agent with respect to the Notes. The Fiscal Agent, Registrar and the Exchange Rate Agent are referred to herein as the “Agents.”
     The Issuer may, in its sole discretion, appoint any other institution to serve as any such Agent from time to time. The Issuer will give prompt written notice of any change in any such appointment to the Fiscal Agent and by notification pursuant to § 12 hereof.
     All determinations made by any Agent may be made by such Agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Registered Holder, Holders, and the Issuer.
     The Agents in such capacity are acting exclusively as agents of the Issuer and do not have any legal relationship of whatever nature with the Registered Holder or the Holders and are not in any event accountable to the Registered Holder or any Holder.
§ 7
Redemption at the Issuer’s Option
     The Notes shall not be redeemable by the Issuer before the Maturity Date unless a Redemption Date or a Redemption Commencement Date is designated in the Specific Terms.
     If a Redemption Date is so specified, and unless otherwise designated in the Specific Terms, the Notes may be so redeemed on such Redemption Date, in whole or in part, in any amount equal to an Authorized Denomination or integral multiple thereof (provided that the remaining principal amount thereof shall at least equal an Authorized Denomination) at the Redemption Price together with interest accrued thereon to, but excluding, the Redemption Date. Such redemption shall be upon notice in compliance with §12 hereof and in compliance with the Minimum Redemption Notice Period as specified in the Specific Terms.
     If a Redemption Commencement Date is so specified, and unless otherwise designated in the Specific Terms, the Notes may be so redeemed any time thereafter, in whole or in part, and in any amount equal to an Authorized Denomination or integral multiple thereof (provided that the remaining principal amount thereof shall at least

9

equal an Authorized Denomination) at the Redemption Price together with interest accrued thereon to, but excluding, the Redemption Date. Such redemption shall be upon notice of not less than 30 and not more than 60 calendar days and in compliance with §12 hereof.
§ 8
Repayment at the Holder’s Option
     The Notes shall not be repayable before the Maturity Date unless one or more Repayment Dates are designated in the Specific Terms. If a Repayment Date is so specified, and unless otherwise designated in the Specific Terms, a Holder may request (in the manner described below) repayment of any Note, in whole or in part, in any amount equal to an Authorized Denomination or integral multiple thereof (provided that the remaining principal amount thereof shall at least equal an Authorized Denomination) at the Repayment Price together with interest accrued thereon to, but excluding, the Repayment Date.
     In order to exercise such repayment option, a Holder must instruct DTC or its participants in a timely manner as required by the DTC procedures applicable from time to time.
     If so instructed, DTC shall cause the Registered Holder to request such repayment of the Fiscal Agent on behalf of the Holder in compliance with the Minimum Repayment Notice Period designated in the Specific Terms. All instructions given to the Fiscal Agent relating to the option to elect repayment are irrevocable.
     The Issuer shall only be obliged to repay Notes in respect to which a Holder has exercised its repayment option against transfer of such Holder’s ownership interest in the relevant Notes to the Fiscal Agent.
§ 9
Further Issues, Purchases and Cancellation
     The Issuer may from time to time, without the consent of the Holders, issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single issuance with the Notes. The term “Notes” shall, in the event of such increase, also include such further Notes.
     The Issuer may at any time purchase Notes in the open market or otherwise and at any price. Notes purchased by the Issuer may, at the option of the Issuer, be held or resold, or transferred to the Fiscal Agent for cancellation. If such Notes are redeemed in full or are transferred for cancellation they shall be cancelled forthwith and may not be reissued or resold.

10

§ 10
Taxation
     All payments by the Issuer in respect of the Notes shall be made without deduction or withholding of taxes or other duties, unless such deduction or withholding is required by law. In the event of such deduction or withholding, the Issuer shall not be required to pay any additional amounts in respect of the Notes.
§ 11
Termination for Default
     If the Issuer shall fail to pay any amount payable hereunder within 30 days from the relevant due date, any Holder may, through the Depositary, declare any Notes due and demand repayment thereof at their principal amount plus interest accrued to the date of repayment. Any notice declaring the Notes due shall be made by means of written notice to be delivered by hand or registered mail to the Issuer together with proof that such Holder at the time of such notice has an ownership interest in the relevant Notes by means of a certificate of the Holder’s Custodian pursuant to § 14(a) hereof. The right to declare Notes due shall cease if the Issuer has made payment to or to the order of the Registered Holder (or, in the case of payments to be made in a Specified Currency other than U.S. dollars, the Specified Currency Account) before the Holder has exercised such right.
§ 12
Notices
     Any notice required to be made by the Issuer concerning the Notes shall be given in writing to DTC for communication by DTC and its participants to the Holders. Any such notice shall be deemed to have been given to the Holders on the third day after the day on which the said notice was given to DTC.
§ 13
Governing Law, Exclusion of General Business Conditions Law
THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
NOTWITHSTANDING THE ABOVE, THE PROVISIONS ON GENERAL BUSINESS CONDITIONS (ALLGEMEINE GESCHÄFTSBEDINGUNGEN, §§ 305-310 OF THE GERMAN CIVIL CODE) SHALL NOT APPLY TO THE NOTES.
ANY DISPOSITION OF THE NOTES, INCLUDING TRANSFERS AND PLEDGES OF NOTES EXECUTED BETWEEN DTC PARTICIPANTS, AND

11

BETWEEN DTC AND DTC PARTICIPANTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
§ 14
Remedies
Jurisdiction. Any action or other legal proceedings arising out of or in connection with the Notes may exclusively be brought in the District Court (Landgericht) in Frankfurt am Main.
Enforcement. Any Holder may in any proceedings against the Issuer or to which the Holder and the Issuer are parties protect and enforce in its own name its rights arising under the Notes on the basis of (a) a certificate issued by its Custodian (as defined below) (i) stating the full name and address of the Holder, (ii) specifying an aggregate principal amount of Notes credited on the date of such statement to such Holder’s securities account maintained with such Custodian, and (iii) confirming that the Custodian has given written notice to DTC and the Registrar containing the information pursuant to (i) and (ii) and bearing acknowledgements of DTC and the relevant DTC participant, and (b) copies of the Global Certificate(s) certified as being true copies by a duly authorized officer of DTC or the Registrar. For purposes of the foregoing, “Custodian” means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of the Notes and includes DTC and its participants.

12

SCHEDULE 2
Form of Global Certificate (Floating Rate Notes)
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, AND IS WITHOUT ANY LEGAL EFFECT.
CUSIP NO. _______
KfW
MEDIUM-TERM NOTES
(Floating Rate)
Global Registered Certificate
Representing a principal amount of
[Title of the securities]
issued by KfW (the “Issuer”)
GENERAL
     This Global Certificate represents [●] notes in the principal amount of [●] each (the “Notes”).
     This Global Certificate has been issued by the Issuer as a registered global certificate to Cede & Co., as nominee of DTC, and has been deposited in the DTC depositary and clearing system in order to permit delivery and transfer of Notes within that system in book-entry form without physical delivery of definitive certificates. DTC and its successor, if any, as depositary for this Global Certificate shall herein also be referred to as the “Depositary.”
     The Notes represented by this Global Certificate shall be evidenced by the records of the Depositary, which in turn shall be based on the register (the “Register”) maintained by Deutsche Bank Trust Company Americas, a New York banking corporation, or any successor in such capacity appointed by the Issuer, acting as registrar (the “Registrar”) on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depositary, the Register prevails, except in the case of manifest error.

1

     The Issuer hereby undertakes to pay to or to the order of Cede & Co., or its registered assigns, on the maturity date of the Notes the principal sum of the Notes represented hereby and to pay interest on the principal sum of the Notes represented hereby, all in accordance with the specific terms of the Notes set out below (the “Specific Terms”) and the general terms and conditions of the Notes attached hereto (the “Conditions”). The Conditions form part of this Global Certificate.
     This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar. The Global Certificate will not be exchangeable for definitive certificates representing individual notes unless DTC is unable or unwilling to continue providing its services and a successor securities depositary is not obtained.
     This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Fiscal Agent appointed by the Issuer in accordance with the fiscal agency agreement entered into by the Issuer, Deutsche Bank Trust Company Americas (the “Fiscal Agent”) and Deutsche Bank Aktiengesellschaft on January 4, 2006 as amended from time to time (the “Fiscal Agency Agreement”).

2

SPECIFIC TERMS
     The following terms apply to the Notes represented by this Global Certificate as and to the extent shown below:

Aggregate Principal Amount:	Maturity Date:

Original Issue Date:	Initial Interest Rate:

Interest Commencement Date:	First Interest Payment Date:

Final Redemption Price:

Indexed Notes:
     Details:
Type of Floating Rate Note:
     ☐ Regular Floating Rate
     ☐ Floating Rate/Fixed Rate
          Fixed Interest Rate:
          Fixed Rate Commencement Date:
     ☐ Fixed Rate/Floating Rate
          Floating Rate Commencement Date:
     ☐ Inverse Floating Rate
     ☐ Other:
Interest Rate Basis/Bases:
      ☐ CD Rate
      ☐ CMT Rate:
          ☐ CMT Moneyline Telerate Page 7051
          ☐ CMT Moneyline Telerate Page 7052
               ☐ Weekly Average
               ☐ Monthly Average
     ☐ Commercial Paper Rate
     ☐ Eleventh District Cost of Funds Rate
     ☐ Federal Funds Rate
     ☐ LIBOR
          LIBOR Currency (if not U.S. dollars):
          LIBOR Moneyline Telerate Page:
          LIBOR Reuters Screen Page:
     ☐ Prime Rate
     ☐ Treasury Rate:
     ☐ Other:

Spread:	Maximum Interest Rate:
Spread Multiplier:	Minimum Interest Rate:
Index Maturity:
Interest Reset Period:

☐ daily	☐ weekly	☐ monthly
☐ quarterly	☐ semi-annually	☐ annually
Interest Reset Date(s): as provided in §3(B) of the Conditions (unless otherwise specified)
Interest Determination Date(s): as provided in §3(C) of the Conditions (unless otherwise specified)

Interest Calculation Date(s): as provided in §3(F)(1) of the Conditions (unless otherwise specified)
     Calculation Agent:
          ☐ Deutsche Bank Trust Company Americas
          ☐ Other:
Interest Payment Date(s): unless otherwise specified, the                      of the following
     (subject to §3(E) in the Conditions)
     ☐ Each of the 12 calendar months in each year
     ☐ Each March, June, September and December in each year:
     Each of the following two calendar months in each year:
     The following calendar month in each year:
Redemption:          ☐ Yes                    ☐ No
     Redemption Commencement Date (as provided in §7(3) of the Conditions):
     Redemption Date(s) (as provided in §7(2) of the Conditions):
     Minimum Redemption Notice Period:
     Redemption Price (expressed as a percentage of the Aggregate Principal Amount to be redeemed):
Repayment:          ☐ Yes                    ☐ No
     Repayment Date(s):
     Minimum Repayment Notice Period:
     Repayment Price (expressed as a percentage of the Aggregate Principal Amount to be repaid):
Specified Currency: U.S. dollars for all payments unless otherwise specified below:
     Payments of principal and any premium:
     Payments of interest:
     Authorized Denomination:
     Exchange Rate Agent:
Original Issue Discount Note (“OID”):          ☐ Yes                    ☐ No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Other Terms of Notes:

     Terms left blank or marked “N/A,” “No,” “None” or in a similar manner do not apply to the Note except as may otherwise be specified.
Frankfurt am Main, Federal Republic of Germany                     , 200

KfW

Authentication signature for and on behalf of
Deutsche Bank Trust Company Americas
as Fiscal Agent

TERMS AND CONDITIONS OF THE NOTES
     Capitalized terms used but not defined in these Terms and Conditions (the “Conditions”) shall have the same meaning as set out under “General” and “Specific Terms” in the Global Certificate. In the event of any inconsistency between the Specific Terms and the Conditions, the Specific Terms shall prevail.
§ 1
Form
     The Notes shall only be issued in book-entry form represented by one or more fully registered Global Certificates without coupons. Cede & Co. as nominee of DTC, or any successor nominee of DTC, shall be the registered holder of the Notes (the “Registered Holder”). Each actual purchaser having an ownership interest in the Notes represented by the Global Certificate(s) as recorded in the systems of DTC or its participants is referred to as a “Holder.” The Notes may be transferred only through DTC or its participants.
§ 2
Status
     The Notes constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, but subject to any applicable mandatory statutory exceptions.
§ 3
Interest
     Each Note bears interest from the Interest Commencement Date pursuant to the interest rate formula as designated in the Specific Terms until the principal thereof is paid.
     Interest shall accrue from and including the Interest Commencement Date, if no interest has yet been paid, or the immediately preceding Interest Payment Date on which interest was paid. Interest shall accrue until, but excluding, the applicable Interest Payment Date or the Maturity Date (or any other day on which the Notes become due for redemption or repayment), as the case may be.
     Interest shall be payable in arrears on each Interest Payment Date and on the Maturity Date (or any other day on which the Notes become due for redemption or repayment). The first interest payment shall be made on the First Interest Payment Date.
     Should the Issuer fail to redeem any Note on its due date, interest on the Note shall continue to accrue (subject to §3(E) regarding payments due on a day other than a Business Day) beyond the due date until actual redemption of the Note at the default rate of interest established by law.
(A) Types of Notes. All Notes are Regular Floating Rate Notes unless they are designated as Fixed Rate/Floating Rate Notes, Floating Rate/Fixed Rate Notes or as Inverse Floating Rate Notes in the Specific Terms or as otherwise determined in the Specific Terms. The interest on the Notes shall never be less than zero. The Initial Interest Rate will be the interest rate for the period from the Interest Commencement Date to the first Interest Reset Date; commencing on the first Interest Reset Date, the interest rate will be reset as of each Interest Reset Date.
(1)	If a Note is a Regular Floating Rate Note, the interest rate is any applicable Interest Rate Basis plus or minus any applicable Spread and/or multiplied by any applicable Spread Multiplier.

(2)	If a Note is a Fixed Rate/Floating Rate Note, the interest rate is the Fixed Interest Rate designated in the Specific Terms; provided, however, that the interest rate commencing on the Floating Rate Commencement Date will be the applicable Interest Rate Basis plus or minus any applicable Spread and/or multiplied by any applicable Spread Multiplier.

(3)	If a Note is a Floating Rate/Fixed Rate Note, the interest rate is the applicable Interest Rate Basis plus or minus any applicable Spread and/or multiplied by any applicable Spread Multiplier; provided, however, that the interest rate commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate designated in the Specific Terms (or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date).

(4)	If a Note is an Inverse Floating Rate Note, the interest rate is the Fixed Interest Rate minus the Interest Rate Basis plus or minus any applicable Spread and/or multiplied by any applicable Spread Multiplier.
(B) Interest Reset Dates. The interest rate on the Notes will be reset on the dates provided in the Specific Terms (the “Interest Reset Dates”), and the period from and including the most recent Interest Reset Date, to but excluding the next subsequent Interest Reset Dates, will be the “Interest Reset Period.” Unless otherwise designated in the Specific Terms, the Interest Reset Dates will be as follows (subject to the following paragraph):
(1)	in the case of Notes that reset daily, each Business Day;

(2)	in the case of Notes that reset weekly, the Wednesday of each week; however, if the applicable Interest Rate Basis is the Treasury Rate (except as otherwise provided with regard to the Treasury Rate in § 3(C)(5) below) the Tuesday of each week;

(3)	in the case of Notes that reset monthly, the third Wednesday of each month; however, if the Interest Rate Basis is the Eleventh District Cost of Funds Rate, the first calendar day of each month;

(4)	in the case of Notes that reset quarterly, the third Wednesday of each March, June, September and December;

(5)	in the case of Notes that reset semi-annually, the third Wednesday of each of the two months in each year specified in the Specific Terms; and

(6)	in the case of Notes that reset annually, the third Wednesday of the month in each year specified in the Specific Terms;
provided, however, that for Floating Rate/Fixed Rate Notes, the interest rate will not reset after the designated Fixed Rate Commencement Date.
     If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day (and the interest rate in effect immediately prior to the postponed Interest Reset Date will remain in effect to but excluding such Business Day), except that, unless otherwise designated in the Specific Terms, if the Interest Rate Basis is LIBOR and such next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.
(C) Interest Determination Dates. The interest rate applicable to an Interest Reset Period commencing as of the applicable Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular “Interest Determination Date,” which will be:
(1)	with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate, the Business Day immediately preceding the related Interest Reset Date;

(2)	with respect to the CD Rate and the CMT Rate, the second Business Day preceding the related Interest Reset Date;

(3)	with respect to the Eleventh District Cost of Funds Rate, the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined in § 3(J)(2) below);

(4)	with respect to LIBOR, the second London Banking Day (as defined in § 5 below) preceding the related Interest Reset Date; and

(5)	with respect to the Treasury Rate, the day on which Treasury Bills (as defined in § 3(N)(1) below) are normally auctioned for the week in which the related Interest Reset Date falls; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be such preceding Friday.

     If the interest rate of a Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to such Note will be the latest Business Day on which each Interest Rate Basis is determinable that is at least two Business Days before the related Interest Reset Date for the applicable Note.
(D) Maximum and Minimum Interest Rates. A Note may also have a maximum numerical limitation that may accrue during any Interest Reset Period (a “Maximum Interest Rate”), and/or a minimum numerical limitation that may accrue during any Interest Reset Period (a “Minimum Interest Rate”).
(E) Interest Payment Dates. “Interest Payment Dates” means dates on which interest on the Notes is payable, and the Maturity Date. Unless otherwise designated in the Specific Terms, the Interest Payment Dates will be:
(1)	in the case of Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as designated in the Specific Terms;

(2)	in the case of Notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

(3)	in the case of Notes that reset semi-annually, the third Wednesday of the two months of each year designated in the Specific Terms; and

(4)	in the case of Notes that reset annually, the third Wednesday of the month of each year specified in the Specific Terms.
     If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day (and interest will accrue at the rate in effect immediately prior to the postponed Interest Payment Date to but excluding the postponed Interest Payment Date), except that in the case of a Note as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day (and interest will accrue at the interest rate then in effect only to but excluding such preceding Business Day).
     If the Maturity Date falls on a day that is not a Business Day, the required payment of interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
(F) Interest Calculation. The Calculation Agent will determine the interest rate applicable to each Interest Reset Period on or prior to the Interest Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of a Holder, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of the determination made for the next succeeding Interest Reset Date with respect to the particular Note.

(1)	The “Interest Calculation Date” if applicable, pertaining to any Interest Reset Period will be the earlier of (i) the tenth calendar day after the particular Interest Determination Date for the particular Interest Reset Period or, if such day is not a Business Day, the next succeeding Business Day; and (ii) the third Frankfurt Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

(2)	All percentages resulting from any calculation on Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths (0.000005) of a percentage point rounded upwards. All amounts used in or resulting from any calculation of interest payable on the Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a non-U.S. currency, to the nearest unit (with one-half cent or unit being rounded upwards).

(3)	With respect to each Note, accrued interest is calculated by multiplying the principal amount of the Note by an accrued interest factor. Unless specified otherwise, the accrued interest factor is computed by adding the interest factors calculated for each day in the particular interest period for which accrued interest is being calculated. The interest factor for each day will be computed by dividing the interest rate applicable to such day
(a)	by 360, in the case of Notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, or the Prime Rate is an applicable Interest Rate Basis; or

(b)	by the actual number of days in the year, in the case of Notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis.
     The interest factor for Notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis designated in the Specific Terms applied.
     The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.
(G) Determination of the CD Rate. The “CD Rate” means:
(1)	the rate on the particular Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity designated in the Specific Terms as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”; or

(2)	if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate on the particular Interest Determination Date for negotiable U.S.

dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”; or

(3)	if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable U.S. certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is, in the judgment of the Calculation Agent, representative for a single transaction in that market at that time; or

(4)	if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the CD Rate in effect on the particular Interest Determination Date.
“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.
(H) Determination of the CMT Rate. The “CMT Rate” means:
(1)	if CMT Moneyline Telerate Page 7051 is designated in the Specific Terms:
(a)	the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the Specific Terms as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 7051”), for the particular Interest Determination Date; or

(b)	if the rate referred to in clause (1)(a) above does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”; or

(c)	if the rate referred to in clause (1)(b) above does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

(d)	if the rates referred to in clauses (1)(a) through (c) above do not so appear, the rate as described in §3(H)(3) below.
(2)	if CMT Moneyline Telerate Page 7052 is designated in the Specific Terms:
(a)	the percentage equal to the one-week or one-month, as specified in the Specific Terms, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the Specific Terms as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 7052”), for the week or month, as applicable, ending immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(b)	if the rate referred to in clause (2)(a) above does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the Specific Terms, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”; or

(c)	if the rate referred to in clause (2)(b) above does not so appear in H.15(519), the one-week or one-month, as specified in the Specific Terms, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ending immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(d)	if the rates referred to in clauses (2)(a) through (c) above do not so appear, the rate as described in §3(H)(3) below.

(3)	If either the Moneyline Telerate Page 7051 or the Moneyline Telerate Page 7052 is designated in the Specific Terms and
(a)	if the rates referred to in clauses (1)(c) or (2)(c) above (as appropriate) are not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “Reference Dealer”), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is, in the judgment of the Calculation Agent, representative for a single transaction in the securities in that market at that time; or

(b)	if fewer than five but more than two of secondary market bid prices referred to in clause (3)(a) above are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the secondary market bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(c)	if fewer than three secondary market bid prices referred to in clause (3)(a) above are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is, in the judgment of the Calculation Agent, representative for a single transaction in the securities in that market at that time; or

(d)	if fewer than five but more than two secondary market bid prices referred to in clause (3)(c) above are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the secondary market bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(e)	if fewer than three secondary market bid prices referred to in clause (3)(d) above are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.
If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the Specific Terms have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.
(I) Determination of the Commercial Paper Rate. “Commercial Paper Rate” means:
(1)	the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the Specific Terms as published in H.15(519) under the caption “Commercial Paper-Nonfinancial”; or

(2)	if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”; or

(3)	if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; or

(4)	if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the Commercial Paper Rate in effect on the particular Interest Determination Date.
“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x 360
Money Maket Yield =		x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the applicable Interest Reset Period.
(J) Determination of the Eleventh District Cost of Funds Rate. “Eleventh District Cost of Funds Rate” means:
(1)	the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th District” on the display on Moneyline Telerate (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 7058”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date; or

(2)	if the rate referred to in clause (1) above does not so appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date; or

(3)	if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.
(K) Federal Funds Rate. “Federal Funds Rate” means:
(1)	the rate with respect to the particular Interest Determination Date for U.S. dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 120”); or

(2)	if the rate referred to in clause (1) above does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate with respect to the particular Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”; or

(3)	if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate with respect to the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that Interest Determination Date; or

(4)	if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the Federal Funds Rate in effect on the particular Interest Determination Date.
(L) Determination of LIBOR. “LIBOR” means:
(1)	if “LIBOR Moneyline Telerate” is designated in the Specific Terms or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is designated in the Specific Terms as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity designated in the Specific Terms, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(2)	if “LIBOR Reuters” is designated in the Specific Terms, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(3)	if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2) above, as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include the Agents or their affiliates), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is, in the judgment of the Calculation Agent, representative for a single transaction in the LIBOR Currency in that market at that time; or

(4)	if fewer than two offered quotations referred to in clause (3) above are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined in § 5 below), on the particular Interest Determination Date by three major banks (which may include the Agents or their affiliates), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is, in the judgment of the Calculation Agent, representative for a single transaction in the LIBOR Currency in that market at that time; or

(5)	if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4) above, LIBOR in effect on the particular Interest Determination Date.
“LIBOR Currency” means the currency designated in the Specific Terms as to which LIBOR shall be calculated or, if no currency is specified in the Specific Terms, U.S. dollars.
“LIBOR Page” means either:
(a)	if “LIBOR Reuters” is specified in the Specific Terms, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page designated in the Specific Terms (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

(b)	if “LIBOR Moneyline Telerate” is specified in the Specific Terms or neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is designated in the Specific Terms as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page designated in the Specific Terms (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.
(M) Determination of Prime Rate. “Prime Rate” means:
(1)	the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”; or

(2)	if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”; or

(3)	if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

(4)	if fewer than four rates referred to in clause (3) above are so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include the Agents or their affiliates) in The City of New York selected by the Calculation Agent; or

(5)	if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4) above, the Prime Rate in effect on the particular Interest Determination Date.
“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.
(N) Determination of Treasury Rate. “Treasury Rate” means:
(1)	the rate from the auction held on the particular Interest Determination Date (the “Auction” ) of direct obligations of the United States (“Treasury Bills” ) having the Index Maturity designated in the Specific Terms under the caption “INVESTMENT RATE” on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) (“Moneyline Telerate Page 56”) or page 57 (or any other page as may replace that page on that service) (“Moneyline Telerate Page 57”); or

(2)	if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

(3)	if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

(4)	if the rate referred to in clause (3) above is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(5)	if the rate referred to in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(6)	if the rate referred to in clause (5) above is not so published by 3:00 P.M., New York City time, on the related Interest Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the Specific Terms; or

(7)	if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6) above, the Treasury Rate in effect on the particular Interest Determination Date.
“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x N
Bond Equivalent Yield =		x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.
§ 4
Maturity
     Subject to the provisions of §§ 7, 8, and 11, the Notes shall be redeemed at the Final Redemption Price on the Maturity Date, unless stated otherwise in the Specific Terms. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal and premium, if any will be made on the next succeeding

Business Day, and no interest will accrue in respect of the payment made on that next succeeding Business Day.
§ 5
Payment
     Currency of payment. The Issuer will make payments of all amounts payable on the Notes in U.S. dollars unless the Specified Currency is a currency other than U.S. dollars and the Holder elects (in the manner described below) to receive payments in such Specified Currency.
     Any Holder may elect to receive payment of principal and interest with respect to the Notes in the Specified Currency by causing DTC, through the relevant DTC participant, to notify the Fiscal Agent by the time specified below of (i) such Holder’s election to receive all or a portion of such payment in the Specified Currency and (ii) wire transfer instructions to a specified currency account (the “Specified Currency Account”). Such election in respect of any payment shall be made by the Holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable. The Fiscal Agent must receive DTC’s notification of such election, wire transfer instructions, and the amount payable in the Specified Currency prior to 5:00 P.M., New York time, on the fifth New York Business Day following the relevant Record Date in the case of interest and prior to 5:00 P.M., New York time, on the eighth New York Business Day prior to the payment date for the payment of principal.
     Absent such election, the Exchange Rate Agent will convert the aggregate amount payable in U.S. dollars (the “Conversion Amount”) into U.S. dollars. All costs of any such conversion shall be deducted from such payments. Any such conversion shall be based on the bid quotation of the Exchange Rate Agent, at or prior to 11:00 A.M., New York time, on the second Conversion Business Day (as defined below) preceding the relevant payment date, for the purchase by the Exchange Rate Agent of the Conversion Amount with U.S. dollars for settlement on such payment date. “Conversion Business Day” means a day which is a New York Business Day and a Frankfurt Business Day (as defined in the section below entitled “Business Day”). If such bid quotation is not available, the Exchange Rate Agent shall obtain a bid quotation from a leading foreign exchange bank in The City of New York selected by the Exchange Rate Agent for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the Conversion Amount will be made in the Specified Currency to the account or accounts specified by DTC to the Fiscal Agent. Until such account or accounts are so specified, the funds still held by the Fiscal Agent shall bear interest at the rate of interest quoted by the Fiscal Agent for deposits with it on an overnight basis, to the extent that the Fiscal Agent is reasonably able to reinvest such funds.
     If the Issuer determines that any amount payable on a relevant payment date in a Specified Currency other than U.S. dollars is not available to it in freely negotiable and convertible funds for reasons beyond its control or that such Specified Currency (or any successor currency to it provided for by law) is no longer used for the settlement of international financial transactions, the Issuer may fulfill its payment obligations by making such payment in U.S. dollars on, or as soon as reasonably practicable after, the respective payment date on the basis of the Applicable Exchange Rate. No further interest or any other payment shall be due as a result thereof. The “Applicable Exchange Rate” for a Specified Currency other than U.S. dollars means (i) if available, the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency on the second Business Day prior to the particular payment date as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York or, (ii) if such rate is not available, the foreign exchange rate for the Specified Currency as determined by the Issuer in its equitable discretion.
     Manner of payment. The Issuer will make payments of any amount payable on the Notes through the Fiscal Agent by wire transfer of immediately available funds.
     Payments in U.S. dollars shall be made by the Fiscal Agent on the relevant payment date to, or to the order of, the Registered Holder as of the Record Date (as defined below). Such funds will be distributed through the relevant DTC participants to the Holders as of the Record Date. The “Record Date” shall be the fifteenth calendar day immediately preceding the relevant payment date.
     If a Holder elects payment in a Specified Currency other than U.S. dollars as set out above, payments in such Specified Currency shall be made by the Fiscal Agent on the relevant payment date to the Specified Currency Account.
     Payments made by the Issuer to, or to the order of, the Registered Holder (or, if applicable, to the Specified Currency Account) shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid. Neither the Issuer nor the Fiscal Agent will have any responsibility or liability for any aspect of the records of any DTC participant relating to or payments made by any DTC participant to a Holder or for maintaining, supervising, or reviewing any such records.
     Payments of principal (except in the case of partial redemption or partial repayment pursuant to §§ 7, 8, and 11) shall be made upon surrender of the Global Certificates(s) to the Fiscal Agent. The Fiscal Agent shall maintain records of payments of principal and interest made in respect of the Notes.
     Account designation. The Registered Holder shall designate the account for wire transfer by transmitting the appropriate information to the Fiscal Agent by mail, hand delivery, fax, or in any other manner approved by the Fiscal Agent. Unless revoked, any such account designation made with respect to the Notes by the Registered Holder will remain in effect with respect to any further payments. Holders must make account designations in accordance with the procedures of DTC and the relevant DTC participant.
     Business Day. Unless otherwise designated in the Specific Terms, a “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (such day also being referred to as a “New York Business Day”); provided, however, that:

     (i) with respect to Notes with a Specified Currency that is euros, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System, or any successor system, is open;
     (ii) with respect to Notes with a Specified Currency other than U.S. dollars or euros, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency; and
     (iii) with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day.
“London Banking Day” means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined in §3(L) above)) in London.
“Principal Financial Center” means, as applicable: the capital city of the country issuing the Specified Currency; or the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, euros, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.
          A “Frankfurt Business Day” is any day other than a Saturday, Sunday, legal holiday in Frankfurt am Main, or a day on which commercial banks are authorized or required by law, regulation, or executive order to close in Frankfurt am Main.
     U.S. dollars. References to U.S. dollars or $ shall mean, as of any time, the coin or currency that is then lawful currency in the United States of America.
     Euros. References to the euro or € shall mean, as of any time, the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union and the Treaty of Amsterdam, and as further amended from time to time.
     Other currencies. References to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then lawful currency in the country issuing such currency on the Original Issue Date.
§ 6
The Agents
     The Issuer has initially appointed Deutsche Bank Trust Company Americas as the Fiscal Agent and Registrar pursuant to the Fiscal Agency Agreement. The Issuer has initially appointed the institutions named in the Specific Terms as Calculation Agent, Determination Agent, and, if the principal of or interest on the Notes is payable in a Specified Currency other than U.S. dollars, as Exchange Rate Agent, to act as such agent with respect to the Notes. The Fiscal Agent, Registrar, the Exchange Rate Agent, Calculation Agent and Determination Agent are referred to herein as the “Agents.”
     The Issuer may, in its sole discretion, appoint any other institution to serve as any such Agent from time to time. The Issuer will give prompt written notice of any change in any such appointment to the Fiscal Agent and by notification pursuant to § 12 hereof.
     All determinations made by any Agent may be made by such Agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Registered Holder, Holders, and the Issuer.
     The Agents in such capacity are acting exclusively as agents of the Issuer and do not have any legal relationship of whatever nature with the Registered Holder or the Holders and are not in any event accountable to the Registered Holder or any Holder.
§ 7
Redemption at the Issuer’s Option
     The Notes shall not be redeemable by the Issuer before the Maturity Date unless a Redemption Date or a Redemption Commencement Date is designated in the Specific Terms.
     If a Redemption Date is so specified, and unless otherwise designated in the Specific Terms, the Notes may be so redeemed on such Redemption Date, in whole or in part, in any amount equal to an Authorized Denomination or integral multiple thereof (provided that the remaining principal amount thereof shall at least equal an Authorized Denomination) at the Redemption Price together with interest accrued thereon to, but excluding, the Redemption Date. Such redemption shall be upon notice in compliance with §12 hereof and in compliance with the Minimum Redemption Notice Period as specified in the Specific Terms.
     If a Redemption Commencement Date is so specified, and unless otherwise designated in the Specific Terms, the Notes may be so redeemed any time thereafter, in whole or in part, and in any amount equal to an Authorized Denomination or integral multiple thereof (provided that the remaining principal amount thereof shall at least equal an Authorized Denomination) at the Redemption Price together with interest accrued thereon to, but excluding, the Redemption Date. Such redemption shall be upon notice of not less than 30 and not more than 60 calendar days and in compliance with §12 hereof.
§ 8
Repayment at the Holder’s Option
     The Notes shall not be repayable before the Maturity Date unless one or more Repayment Dates are designated in the Specific Terms. If a Repayment Date is so specified, and unless otherwise designated in the Specific Terms, a Holder may request (in the manner described below) repayment of any Note, in whole or in part, in any amount equal to an Authorized Denomination or integral multiple thereof (provided that the remaining principal amount thereof shall at least equal an Authorized Denomination) at the Repayment Price together with interest accrued thereon to, but excluding, the Repayment Date.
     In order to exercise such repayment option, a Holder must instruct DTC or its participants in a timely manner as required by the DTC procedures applicable from time to time.
     If so instructed, DTC shall cause the Registered Holder to request such repayment of the Fiscal Agent on behalf of the Holder in compliance with the Minimum Repayment Notice Period designated in the Specific Terms. All instructions given to the Fiscal Agent relating to the option to elect repayment are irrevocable.
     The Issuer shall only be obliged to repay Notes in respect to which a Holder has exercised its repayment option against transfer of such Holder’s ownership interest in the relevant Notes to the Fiscal Agent.
§ 9
Further Issues, Purchases and Cancellation
     The Issuer may from time to time, without the consent of the Holders, issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single issuance with the Notes. The term “Notes” shall, in the event of such increase, also include such further Notes.
     The Issuer may at any time purchase Notes in the open market or otherwise and at any price. Notes purchased by the Issuer may, at the option of the Issuer, be held or resold, or transferred to the Fiscal Agent for cancellation. If such Notes are redeemed in full or are transferred for cancellation they shall be cancelled forthwith and may not be reissued or resold.
§ 10
Taxation
     All payments by the Issuer in respect of the Notes shall be made without deduction or withholding of taxes or other duties, unless such deduction or withholding is required by law. In the event of such deduction or withholding, the Issuer shall not be required to pay any additional amounts in respect of the Notes.
§ 11
Termination for Default
     If the Issuer shall fail to pay any amount payable hereunder within 30 days from the relevant due date, any Holder may, through the Depositary, declare any

Notes due and demand repayment thereof at their principal amount plus interest accrued to the date of repayment. Any notice declaring the Notes due shall be made by means of written notice to be delivered by hand or registered mail to the Issuer together with proof that such Holder at the time of such notice has an ownership interest in the relevant Notes by means of a certificate of the Holder’s Custodian pursuant to § 14(a) hereof. The right to declare Notes due shall cease if the Issuer has made payment to or to the order of the Registered Holder (or, in the case of payments to be made in a Specified Currency other than U.S. dollars, the Specified Currency Account) before the Holder has exercised such right.
§ 12
Notices
     Any notice required to be made by the Issuer concerning the Notes shall be given in writing to DTC for communication by DTC and its participants to the Holders. Any such notice shall be deemed to have been given to the Holders on the third day after the day on which the said notice was given to DTC.
§ 13
Governing Law, Exclusion of General Business Conditions Law
THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
NOTWITHSTANDING THE ABOVE, THE PROVISIONS ON GENERAL BUSINESS CONDITIONS (ALLGEMEINE GESCHÄFTSBEDINGUNGEN, §§ 305-310 OF THE GERMAN CIVIL CODE) SHALL NOT APPLY TO THE NOTES.
ANY DISPOSITION OF THE NOTES, INCLUDING TRANSFERS AND PLEDGES OF NOTES EXECUTED BETWEEN DTC PARTICIPANTS, AND BETWEEN DTC AND DTC PARTICIPANTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
§ 14
Remedies
Jurisdiction. Any action or other legal proceedings arising out of or in connection with the Notes may exclusively be brought in the District Court (Landgericht) in Frankfurt am Main.
Enforcement. Any Holder may in any proceedings against the Issuer or to which the Holder and the Issuer are parties protect and enforce in its own name its rights arising under the Notes on the basis of (a) a certificate issued by its Custodian (as defined below) (i) stating the full name and address of the Holder, (ii) specifying an aggregate principal amount of Notes credited on the date of such statement to such Holder’s securities account maintained with such Custodian, and (iii) confirming that the Custodian has given written notice to DTC and the Registrar containing the information pursuant to (i) and (ii) and bearing acknowledgements of DTC and the relevant DTC participant, and (b) copies of the Global Certificate(s) certified as being true copies by a duly authorized officer of DTC or the Registrar. For purposes of the foregoing, “Custodian” means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of the Notes and includes DTC and its participants.